Exhibit (15)

August 8, 2003

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 10549

RE:                                    Ecolab Inc. Registration Statements on Form S-8

(Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828; 2-90702; 33-18202; 33-55986; 33-56101; 333-95043; 33-26241; 33-34000; 33-56151; 333-18627; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 33-65364; 333-18617; 333-79449; 333-40239; 333-95037; 333-50969; 333-58360; and 333-97927).

Commissioners:

We are aware that our report dated April 22, 2003, except for Note 2, for which the date is August 4, 2003, on our reviews of the consolidated interim financial information of Ecolab Inc. (the “Company”) as of March 31, 2003 and for the three month periods ended March 31, 2003 and 2002 included in the Company’s Form 10-Q/A Amendment No. 1 for the quarter ended March 31, 2003, is incorporated by reference in its Registration Statements listed above.

Yours very truly,

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota

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